SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	On September 24, 2004, Xcyte Therapies, Inc. (the “Company”) borrowed $890,000 under its current equipment financing arrangement (the “Credit Facility”) with General Electric Capital Corporation, resulting in the execution of a promissory note as of that date. This was the first amount borrowed under the Credit Facility, which is governed by a Master Security Agreement dated May 1, 2000, as amended on May 1, 2000 by Amendment No. 1 and on August 18, 2004 by Amendment No. 2 (the “Agreement”). The promissory note bears interest at a rate of 7.91% per annum, and is to be repaid in 42 equal monthly installments of principal and interest. The promissory note is collateralized by the related equipment acquired under the Credit Facility.

Under this Credit Facility, the Company can borrow up to $3.0 million. As of the date of the filing of this Current Report on Form 8-K, the Company had $2.1 million available to it under this Credit Facility, which expires in July 2005, unless renewed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Joanna S. Black
Joanna S. Black Duly Authorized Officer of Registrant General Counsel, Vice President and Secretary

Date: September 29, 2004

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